Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

We consent to the incorporation by reference in Registration Statement No. 333-278797-04 on Form S-3 of our report dated February 27, 2025, relating to the financial statements of Northern States Power Company, a Minnesota corporation, appearing in this Annual Report on Form 10-K of Northern States Power Company, a Minnesota corporation, for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 27, 2025